Registration No. 333-115926
As filed with the Securities and Exchange Commission on April 7, 2006
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	52-1193298
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1111 Westchester Avenue
White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)
STARWOOD HOTELS & RESORTS
(Exact Name of Registrant as Specified in its Charter)

Maryland	52-0901263
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1111 Westchester Avenue
White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)
2004 LONG-TERM INCENTIVE COMPENSATION PLAN
(Full Title of the Plan)
Kenneth S. Siegel, Esq.
Chief Administrative Officer,
Executive Vice President and General Counsel
Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
(914) 640-8100
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

EXPLANATORY STATEMENT
     On May 27, 2004, Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Corporation”) and Starwood Hotels & Resorts, a Maryland real estate investment trust (the “Trust” and together with the Corporation, the “Registrants”) filed a joint Registration Statement on Form S-8 (No. 333-115926) with the Securities and Exchange Commission, which registered 54,175,475 shares of common stock of the Corporation, par value $0.01 per share (the “Common Stock”) together with associated preferred stock purchase rights, which were attached to, and traded together with, the Class B shares of beneficial interest of the Trust, par value $0.01 per share (the “Class B Shares”), to be offered or sold pursuant to the 2004 Long-Term Incentive Compensation Plan (the “Plan”). On April 7, 2006, the Common Stock and Class B Shares were depaired in preparation for the merger of a subsidiary of Host Marriott Corporation, a Maryland corporation (“Host”) with and into the Trust pursuant to the Master Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 14, 2005, among Host, Host Marriott, L.P., a Delaware limited partnership (“Host OP”), Horizon Supernova Merger Sub, L.L.C., a Maryland limited liability company wholly owned by Host OP, Horizon SLT Merger Sub, L.P., a Delaware limited partnership, the Corporation, the Trust, Sheraton Holding Corporation, a Nevada corporation, and SLT Realty Limited Partnership, a Delaware limited partnership, as amended by the Amendment Agreement, dated as of March 24, 2006 among the same parties. This Post-Effective Amendment No. 1 to Registration Statement No. 333-115926 is being filed in order to deregister all shares of Class B Shares that were registered under the Registration Statement on Form S-8 (No. 333-115926) and remain unsold under the Plan. No shares of Class B Shares shall remain available for sale in connection with the Plan pursuant to this Registration Statement, effective as of the date of this Post-Effective Amendment No. 1. All shares of Common Stock of the Corporation which remain unsold under the Plan remain available for sale in connection with the Plan pursuant to this Registration Statement.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 7th day of April, 2006.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
By:	/s/ Steven J. Heyer
Steven J. Heyer
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated as of April 7, 2006.

Signature	Title(s)

/s/ Steven J. Heyer	Director, Chief Executive Officer

Steven J. Heyer	(Principal Executive Officer)

/s/ Vasant M. Prabhu	Executive Vice President, Chief Financial Officer

Vasant M. Prabhu	(Principal Financial Officer)

/s/ Alan M. Schnaid	Senior Vice President, Corporate Controller

Alan M. Schnaid	(Principal Accounting Officer)

/s/ Charlene Barshefsky	Director
Charlene Barshefsky

/s/ Jean-Marc Chapus	Director
Jean-Marc Chapus

/s/ Bruce W. Duncan	Director
Bruce W. Duncan

/s/ Lizanne Galbreath	Director
Lizanne Galbreath

/s/ Eric Hippeau	Director
Eric Hippeau

/s/ Stephen R. Quazzo	Director
Stephen R. Quazzo

/s/ Thomas O. Ryder	Director
Thomas O. Ryder

/s/ Daniel H. Yih	Director
Daniel H. Yih

/s/ Kneeland C. Youngblood	Director
Kneeland C. Youngblood

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 7th day of April, 2006.

STARWOOD HOTELS & RESORTS
By:	/s/ Steven J. Heyer
Steven J. Heyer
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated as of April 7, 2006.

Signature	Title(s)

/s/ Steven J. Heyer	Trustee, Chief Executive Officer

Steven J. Heyer	(Principal Executive Officer)

/s/ Vasant M. Prabhu	Vice President, Chief Financial Officer

Vasant M. Prabhu	(Principal Financial Officer)

/s/ Alan M. Schnaid	Vice President, Corporate Controller

Alan M. Schnaid	(Principal Accounting Officer)

/s/ Charlene Barshefsky	Trustee
Charlene Barshefsky

/s/ Jean-Marc Chapus	Trustee
Jean-Marc Chapus

/s/ Bruce W. Duncan	Trustee
Bruce W. Duncan

/s/ Lizanne Galbreath	Trustee
Lizanne Galbreath

/s/ Eric Hippeau	Trustee
Eric Hippeau

/s/ Stephen R. Quazzo	Trustee
Stephen R. Quazzo

/s/ Thomas O. Ryder	Trustee
Thomas O. Ryder

/s/ Daniel H. Yih	Trustee
Daniel H. Yih

/s/ Kneeland C. Youngblood	Trustee
Kneeland C. Youngblood